UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

249 East Grand Avenue

 South San Francisco, California, 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On January 15, 2013, Onyx Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. (collectively, the “Underwriters”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 4,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), at a price of $80.09 per share. The resulting aggregate net proceeds to the Company from the offering, before expenses, will be approximately $352.4 million. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 660,000 shares of Common Stock offered in the offering to cover overallotments, if any.

The offering is expected to close on or about January 22, 2013, subject to customary closing conditions. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-186046), including the prospectus dated January 15, 2013 contained therein, as supplemented by the final prospectus supplement dated January 16, 2013.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 60 days after January 15, 2013 without first obtaining the written consent of the Underwriters. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The description of the terms of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit.

Attached as Exhibit 5.1 to this report and incorporated herein by reference is a copy of the opinion of Cooley LLP relating to the validity of the Shares to be issued in this offering.

On January 16, 2013, Onyx announced the pricing of the public offering of the Shares. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement by and between Onyx Pharmaceuticals, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., dated January 15, 2013

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release titled “Onyx Pharmaceuticals Announces Pricing of Public Offering of Common Stock” dated January 16, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013	ONYX PHARMACEUTICALS, INC.

	By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement by and between Onyx Pharmaceuticals, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., dated January 15, 2013

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release titled “Onyx Pharmaceuticals Announces Pricing of Public Offering of Common Stock” dated January 16, 2013